UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

February 1, 2024
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01                  Entry into a Material Definitive Agreement.

The information provided in Item 5.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01 to the extent applicable.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On February 1, 2024, CervoMed Inc. (the “Company”) entered into employment agreements (each, an “Employment Agreement”) with each of John Alam, M.D., the Company’s President and Chief Executive Officer, Robert J. Cobuzzi, Jr., Ph.D., the Company’s Chief Operating Officer, and Kelly Blackburn, M.H.A., the Company’s Senior Vice President, Clinical Development. Dr. Alam’s Employment Agreement supersedes the terms of his prior employment agreement, dated April 2, 2018, with EIP Pharma, Inc., the Company’s wholly-owned subsidiary (“EIP”), Dr. Cobuzzi’s Employment Agreement supersedes the terms of his prior employment agreement, dated September 8, 2020, as amended March 29, 2023, with the Company, and Ms. Blackburn’s Employment Agreement supersedes the terms of her prior offer letter, dated April 29, 2018, as amended January 29, 2019, with EIP.

Compensation and Other Benefits

Pursuant and subject to the terms and conditions of their respective Employment Agreements: (i) Dr. Alam will continue to serve as the Company’s Chief Executive Officer, receive an initial annual base salary of $538,534.86, and has an initial target bonus opportunity equal to 50% of his base salary; (ii) Dr. Cobuzzi will continue to serve as the Company’s Chief Operating Officer, receive an initial annual base salary of $465,750.00, and has an initial target bonus opportunity equal to 50% of his base salary; and (iii) Ms. Blackburn will continue to serve as the Company’s Senior Vice President, Clinical Development, receive an initial annual base salary of $316,549.78, and has an initial target bonus opportunity equal to 35% of her base salary. During the terms of their respective employment, each executive’s base salary and target bonus opportunity is subject to increase (but not decrease) at the discretion of the Company’s board of directors and each executive will also be eligible to (i) subject to the sole discretion of the Company’s board of directors, earn an annual performance bonus based on the achievement of performance goals and (ii) participate in the Company’s broad-based employee benefit plans, including the Company’s 2015 Equity Incentive Plan, as amended, subject to the terms and conditions of each applicable plan.

Post-Termination Severance, Separation Payments and Change in Control Arrangements

Each Employment Agreement also provides that, in the event that the executive’s employment is terminated by the Company other than for Cause, death or Disability or upon the executive’s resignation for Good Reason (as all such capitalized terms are defined in the applicable executive’s Employment Agreement), the executive will be entitled to any unpaid bonus earned in the year prior to termination, a pro-rata portion of any bonus earned during the year of termination, continuation of base salary for 12 months (nine months in the case of Ms. Blackburn), and 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or 24 months following a Change of Control (as defined in the applicable executive’s Employment Agreement), then the executive will be entitled to receive the same severance benefits as provided above except the executive will receive (a) in lieu of the base salary continuation and bonus payments described above, a payment equal to 200% (150% in the case of Ms. Blackburn) of the sum of their base salary and the higher of their target annual bonus opportunity and the bonus payment received for the year immediately preceding the year in which termination occurred and (b) in lieu of the COBRA reimbursements described above, an amount equal to 24 times (18 times in the case of Ms. Blackburn) the monthly COBRA premium for the executive and the executive’s eligible dependents. The payments described in clauses (a) and (b) of the preceding sentence would be paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases. In addition, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, in either case, upon or within 24 months following a Change of Control, the executive will be entitled to full vesting of all equity awards received by the executive from the Company (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance).

In the event that the executive’s employment is terminated due to the executive’s death or Disability, the executive (or the executive’s estate) will be entitled to any unpaid bonus earned in the year prior to termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)). All severance or other separation benefits payable pursuant to the Employment Agreement are subject to the execution and non-revocation of a release of claims by the executive or the executive’s estate, as applicable.

Restrictive Covenants

Pursuant and subject to their respective Employment Agreements, each executive is also subject to certain restrictive covenants, including a non-competition, customer non-solicitation, and employee and independent contractor non-solicitation and no hire (each applicable during employment and for a period of 24 months thereafter (or, with respect to Ms. Blackburn, 12-24 months thereafter)), as well as confidentiality and non-disparagement restrictions (each applicable during employment and at all times thereafter).

Incorporation by Reference

The foregoing summary of the Employment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

10.1	Amended & Restated Employment Agreement, dated February 1, 2024, by and between CervoMed Inc. and John Alam, M.D.
10.2	Amended & Restated Employment Agreement, dated February 1, 2024, by and between CervoMed Inc. and Robert J. Cobuzzi, Jr., Ph.D.
10.3	Employment Agreement, dated February 1, 2024, by and between CervoMed Inc. and Kelly Blackburn, M.H.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2024	CervoMed Inc.

By: /s/ William Elder__________ Name: William Elder Title: General Counsel

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